Exhibit 99.3

HAAS GROUP INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2012 and 2011

(With Independent Auditors’ Report Thereon)

HAAS GROUP INC. AND SUBSIDIARIES

Table of Contents

Page(s)

Independent Auditors’ Report	1 – 2

Consolidated Balance Sheets	3

Consolidated Statements of Operations and Comprehensive Income	4

Consolidated Statements of Changes in Stockholders’ Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7 – 22

Independent Auditors’ Report

The Board of Directors, Haas Group Inc.:

We have audited the accompanying consolidated financial statements of Haas Group Inc., which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Haas Group Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/S/ KPMG LLP

April 30, 2013

HAAS GROUP INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets
Current assets:
Cash and cash equivalents	$23,761,000	$17,668,000
Trade accounts receivable	84,668,000	83,529,000
Inventories	71,209,000	63,174,000
Prepaid expenses	3,307,000	2,880,000
Deferred income taxes	1,672,000	515,000
Total current assets	184,617,000	167,766,000
Fixed assets, net of accumulated depreciation and amortization of $13,783,000 and $10,856,000, respectively	16,177,000	12,902,000
Investment in affiliate	3,086,000	1,671,000
Goodwill	62,685,000	55,442,000
Intangible assets, net	70,525,000	68,911,000
Other assets	3,789,000	3,270,000
Total assets	$340,879,000	$309,962,000
Liabilities and Stockholders’ Equity
Current liabilities:
Current debt including current maturities of long-term debt	$1,612,000	$3,609,000
Accounts payable and accrued purchases	47,063,000	48,694,000
Accrued expenses	17,444,000	14,771,000
Total current liabilities	66,119,000	67,074,000
Long-term liabilities:
Long-term debt	118,615,000	103,279,000
Deferred income taxes	5,589,000	—
Other	2,120,000	1,559,000
Total liabilities	192,443,000	171,912,000
Commitments and contingencies (note 13)
Stockholders’ equity:
Series A 10.0% Preferred stock, par value $0.001 per share.
Authorized, 90,000 shares; 87,412 and 87,828 shares issued and outstanding at December 31, 2012 and 2011, respectively; liquidation value of $1,621.79 per share at December 31, 2012	87	88
Series B 10.0% Preferred stock, par value $0.001 per share.
Authorized, 25,000 shares; 23,219 and 23,219 shares issued and outstanding at December 31, 2012 and 2011, respectively, liquidation value of $1,621.13 per share at December 31, 2012	24	24
Series C 15% Preferred stock, par value $0.001 per share.
Authorized, 25,000 shares, 14,945 and 14,945 shares issued and outstanding at December 31, 2012 and 2011, respectively, liquidation value of $1,592.17 per share at December 31, 2012	15	15
Series D 10% Preferred stock, par value $0.001 per share.
Authorized, 3,200 shares, 3,200 shares issued and outstanding at December 31, 2012, liquidation value of $1,017.81 per share at December 31, 2012	3	—
Common stock, par value $0.001 per share.
Authorized, 100,000 shares; 28,458 and 27,762 shares issued and outstanding at December 31, 2012 and 2011, respectively	28	28
Common stock purchase warrants	1,257,000	1,257,000
Additional paid-in capital	148,749,843	145,090,845
Retained earnings	10,345,000	4,074,000
Accumulated other comprehensive loss	(11,916,000)	(12,372,000)
Total stockholders’ equity	148,436,000	138,050,000
Total liabilities and stockholders’ equity	$340,879,000	$309,962,000

See accompanying notes to consolidated financial statements.

HAAS GROUP INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income

Years ended December 31, 2012 and 2011

	2012	2011
Net sales	$573,495,000	$560,783,000
Cost of goods sold	447,799,000	437,814,000
Gross profit	125,696,000	122,969,000
Selling, general, and administrative expenses	91,741,000	92,999,000
Depreciation and amortization	14,104,000	13,997,000
Operating income	19,851,000	15,973,000
Other (expense) income:
Equity in income of affiliates	1,249,000	550,000
Interest expense	(8,705,000)	(8,182,000)
Other income (expense)	599,000	(2,129,000)
Income before income taxes	12,994,000	6,212,000
Income taxes	6,723,000	(2,210,000)
Net income	$6,271,000	$8,422,000
Foreign Currency translation adjustments	456,000	(942,000)
Total comprehensive income	$6,727,000	$7,480,000

See accompanying notes to consolidated financial statements.

HAAS GROUP INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

Years ended December 31, 2012 and 2011

	Preferred	Preferred	Preferred	Preferred		Common	Additional	Retained Earnings	Accumulated other	Total
	stock	stock	stock	stock	Common	stock purchase	paid-in	(Accumulated	comprehensive	stockholders’
	Series A	Series B	Series C	Series D	stock	warrants	capital	deficit)	loss	equity
Balance at December 31, 2010	$88	$24	$15	$—	$28	$1,257,000	$145,568,845	$(4,348,000)	$(11,430,000)	$131,048,000
Preferred and common stock transactions	—	—	—	—	—	—	(638,000)	—	—	(638,000)
Stock option expense	—	—	—	—	—	—	160,000	—	—	160,000
Net income	—	—	—	—	—	—	—	8,422,000	—	8,422,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(942,000)	(942,000)

Balance at December 31, 2011	88	24	15	—	28	1,257,000	145,090,845	4,074,000	(12,372,000)	138,050,000
Preferred and common stock transactions	(1)	—	—	3	—	—	3,580,998	—	—	3,581,000
Stock option expense	—	—	—	—	—	—	78,000	—	—	78,000
Net income	—	—	—	—	—	—	—	6,271,000	—	6,271,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	456,000	456,000

Balance at December 31, 2012	$87	$24	$15	$3	$28	$1,257,000	$148,749,843	$10,345,000	$(11,916,000)	$148,436,000

See accompanying notes to consolidated financial statements.

HAAS GROUP INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net income	$6,271,000	$8,422,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed assets	2,974,000	3,153,000
Amortization of intangible assets	11,130,000	10,844,000
Amortization of debt issuance costs	690,000	409,000
Stock compensation expense	78,000	160,000
Income from equity investment, net of dividends	(866,000)	572,000
Deferred income taxes	1,518,000	(7,396,000)
Changes in current assets and liabilities:
Accounts receivable	317,000	3,517,000
Inventories	(5,746,000)	(5,251,000)
Prepaid expenses and other assets	(175,000)	(51,000)
Accounts payable	(2,031,000)	(16,115,000)
Accrued expenses and other liabilities	(253,000)	(1,774,000)
Net cash provided by (used in) operating activities	13,907,000	(3,510,000)
Cash flows from investing activities:
Acquisitions	(15,034,000)	—
Purchases of fixed assets	(5,971,000)	(3,800,000)
Net cash used in investing activities	(21,005,000)	(3,800,000)
Cash flows from financing activities:
Borrowings under debt agreements	38,287,000	5,701,000
Payment of debt issuance costs	(720,000)	—
Repayments of debt	(25,081,000)	(2,682,000)
Preferred and common stock transactions, net of expenses	3,581,000	(176,000)
Net cash provided by financing activities	16,067,000	2,843,000
Effect of exchange rate changes on cash	(2,876,000)	(623,000)
Net increase (decrease) in cash and cash equivalents	6,093,000	(5,090,000)
Cash and cash equivalents at beginning of year	17,668,000	22,758,000
Cash and cash equivalents at end of year	$23,761,000	$17,668,000

Interest paid	$8,011,000	$7,707,000
Income taxes paid	$6,614,000	$2,845,000

See accompanying notes to consolidated financial statements.

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(1)                     Description of Business, and Basis of Presentation

Haas Group Inc. (the Company), a Delaware corporation, was incorporated on December 13, 2007 for the purposes of acquiring all of the outstanding shares of Haas TCM, Inc. The acquisition was financed through equity investments by The Resolute Fund, L.P. (Resolute) and the Company’s management as well as a $55,000,000 term loan and $30,000,000 of mezzanine financing to a wholly owned subsidiary of the Company. Such borrowings are guaranteed by the Company and all of its U.S. wholly owned subsidiaries.

The Company provides chemical management services and chemical distribution, including the purchase and resale of product, to major manufacturers throughout the United States, the United Kingdom, Canada, Mexico, Argentina, Brazil, Israel, Europe, Singapore, Philippines, Australia and China. The Company provides such services to several major industries including automotive, electronics, aerospace, defense, utilities, food and beverage, and governmental agencies.

(2)                     Summary of Significant Accounting Policies and Practices

(a)                      Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Haas Group Inc. and subsidiaries (collectively, the Company). All material intercompany balances and transactions have been eliminated in consolidation. When the Company does not have a controlling interest in an entity, but exerts significant influence over the entity, the Company applies the equity method of accounting.

(b)                      Revenue Recognition

The Company recognizes revenue in the period in which services are provided pursuant to the terms of its contractual relationships with its clients or when products are shipped and the customer takes ownership and assumes risk of loss, collection of the related receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Certain of the Company’s contractual relationships with its clients provide for incentives or disincentives based on certain performance criteria. Revenues and expenses in relation to such provisions are recognized in the period in which performance criteria are met or when such disincentives are probable. All revenue is recorded net of any sales or transaction tax assessed.

(c)                       Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less. The Company’s cash equivalents consisted of overnight deposits with major banks and overnight investments in money market fund investments as of December 31, 2012 and 2011. No collateral or other security is provided on these deposits, other than that provided by law.

(d)                      Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Past-due balances over 90 days are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has recorded an allowance against its trade accounts receivable of $916,000 and $1,106,000, respectively, at December 31, 2012 and 2011, for estimated uncollectible trade

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

receivables and related credits to be issued to customers. In establishing the required allowance, management considers historical loss adjusted to take into account current market conditions, customer financial condition, amounts in dispute, and aging and current payment patterns. The Company does not have any off-balance-sheet credit exposure related to its customers.

(e)                       Inventories

Inventories are stated at the lower of cost (determined on a first-in, first-out method) or market and primarily represent chemicals and supplies sold to customers as part of the chemical management services and distribution. Costs associated with the procurement and warehousing of inventories, such as inbound freight charges are included in cost of goods sold within the consolidated statement of operations.

(f)                         Investment in Affiliated Companies

The Company holds a 45% ownership interest in Haas FineChem (Shanghai) Company Ltd. and a 49% ownership interest in AVIC Haas Chemical both located in China. Both of these entities are accounted for using the equity method of accounting. During 2012, the Company received a dividend of $384,000 from Haas FineChem (Shanghai) Company Ltd.

(g)                      Fixed Assets

Fixed assets are stated at cost. Depreciation on fixed assets is calculated primarily on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives of fixed assets are primarily 3 to 15 years. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset. Total depreciation expense for the years ended December 31, 2012 and 2011 was $2,974,000 and $3,153,000, respectively.

(h)                      Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models and third-party independent appraisals, as considered necessary.

Long-lived assets that are not amortized are evaluated for impairment on at least an annual basis and more frequently if circumstances exist which warrant re-evaluation.

(i)                         Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill is reviewed for impairment at least annually. The goodwill impairment test is a two-step test. Under the first step, the fair value of the Company is compared with its carrying value (including goodwill). Fair value of the Company is determined

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

using a discounted cash flow analysis. If the fair value of the Company exceeds its carrying value, step two does not need to be performed. If the fair value of the Company is less than its carrying value, an indication of goodwill impairment exists for the Company and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the Company’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value in a manner similar to a purchase price allocation. The residual fair value after this allocation is the implied fair value of goodwill.

The Company performs its annual impairment review of goodwill at December 31, and when a triggering event occurs between annual impairment tests. No impairments were recorded in either 2012 or 2011.

(j)                         Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial and tax bases of the Company’s assets and liabilities, and are measured by applying enacted tax rates and laws expected to apply to taxable income in the years in which those differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. It is the Company’s policy to record interest related to unrecognized tax benefits as a component of interest expense and penalties as a component of selling, general, and administrative expenses.

(k)                      Foreign Currency Translation

The accounts of most foreign subsidiaries and affiliates are measured using local currency as the functional currency. Assets and liabilities are translated into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average daily exchange rates. Resulting translation adjustments are reported in accumulated other comprehensive loss within stockholders’ equity and are not tax effected as the Company has determined its foreign subsidiaries represent permanent investments. Gains and losses from foreign currency transactions are included in other expense in the consolidated statements of operations. For the years ended December 31, 2012 and 2011, a gain of $599,000 and loss of $(2,616,000) were recognized, respectively.

(l)                         Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements,

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•                              Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•                              Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•                              Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

(m)                   Fair Value Option

Under the Fair Value Option Subsections of FASB ASC Subtopic 825-10, Financial Instruments — Overall, the Company has the irrevocable option to report most financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings. The Company has elected not to fair value any items under this guidance.

(n)                      Stock Option Plan

The Company recognizes all employee stock-based compensation as a cost in the financial statements. Equity-classified awards are measured at the grant-date fair value of the award. The Company estimates grant-date fair value using the Black-Scholes-Merton option-pricing model.

(o)                      Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(p)                      Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives and recoverability of fixed assets; allowances for doubtful accounts; allowance for inventory obsolescence; recoverability of deferred tax assets; valuation of investments and intangible assets; income tax uncertainties; and other contingencies. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(3)                     Fixed Assets

Fixed assets at December 31, 2012 and 2011 consist of the following:

	2012	2011
Machinery and equipment	$7,108,000	$6,619,000
Furniture and fixtures	1,172,000	972,000
Computer equipment and purchased software	17,542,000	13,836,000
Leasehold improvements	4,138,000	2,331,000
Less accumulated depreciation and amortization	(13,783,000)	(10,856,000)
Net fixed assets	$16,177,000	$12,902,000

(4)                     Goodwill and Other Intangible Assets

(a)                      Acquired Intangible Assets

	December 31, 2012
		Weighted
	Gross	average
	carrying	amortization	Accumulated
	amount	period	amortization
Intangible assets:
Customer list	$69,586,000	7 – 14 yrs.	$30,196,000
Trade name	29,536,000	Indefinite	—
Trade name	840,000	10 yrs.	29,000
Computer software	23,722,000	Mainly 5 yrs.	23,722,000
Other assets	1,933,000	Mainly 10 yrs.	1,145,000
Total	$125,617,000		$55,092,000

	December 31, 2011
		Weighted
	Gross	average
	carrying	amortization	Accumulated
	amount	period	amortization
Intangible assets:
Customer list	$57,801,000	7 – 12 yrs.	$23,688,000
Trade name	29,403,000	Indefinite	—
Trade name	550,000	1 – 5 yrs.	550,000
Computer software	23,631,000	Mainly 5 yrs.	19,025,000
Other assets	1,774,000	Mainly 10 yrs.	985,000
Total	$113,159,000		$44,248,000

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Amortization expense was $11,130,000 and $10,844,000 for the years ended December 31, 2012 and 2011, respectively.

Aggregate amortization expense is estimated to be $6,910,000 per year for the next five years.

(b)                      Goodwill

The following table reflects changes in the carrying value of goodwill:

	2012	2011
Opening balance	$55,442,000	$55,949,000
Acquisition	6,452,000	—
Currency translation and other	791,000	(507,000)
Closing balance	$62,685,000	$55,442,000

During 2012, the Company acquired 100% ownership of Fasteq Limited, a U.K. distributor of specialty fasteners to the Aircraft, Electronics and Automotive industries for a price of $19,904,000. The acquisition resulted in $12,450,000 of identifiable intangible assets and $6,452,000 of goodwill.

(5)                     Debt

	2012	2011
Borrowings under domestic line of credit	$7,880,000	$20,400,000
Borrowings under foreign line of credit	—	2,774,000
Borrowings under multicurrency line of credit	8,521,000	—
Term loans	72,050,000	52,800,000
Mezzanine note	30,337,000	30,337,000
Other	1,439,000	577,000
	120,227,000	106,888,000
Less current maturities	(1,612,000)	(3,609,000)
	$118,615,000	$103,279,000

(a)                      Term Loan

Haas Holdings, Inc., a wholly owned subsidiary of the Company, has a Term Loan, which matures on December 31, 2014. Principal payments on the Term Loan in the amount of $137,500 are due quarterly through September 30, 2014 with remaining principal of $51,287,500 due at maturity on December 30, 2014. On February 1, 2012, the Company paid down its existing balance on its Domestic Line of Credit with proceeds from a new $20,000,000 term loan (the New Term Loan). Principal payments on the New Term Loan in the amount of $50,000 are due quarterly through September 30, 2014 with remaining principal of $19,450,000 due at maturity on December 30, 2014. Interest on both Term Loans is calculated at the Company’s option of a base rate (higher of prime or

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

overnight federal funds rate) or the Euro rate plus a margin rate of 2.75% or 3.75%, respectively, per annum. Both Term Loans requires the Company to maintain compliance with selected financial and nonfinancial covenants.

(b)                      Mezzanine Note

Haas Holdings, Inc., a wholly owned subsidiary of the Company, issued a Mezzanine Note, which matures on December 31, 2015. No principal payments are required on the Mezzanine Note before the maturity date of December 31, 2015 upon which all principal becomes due. Interest on the Mezzanine Note is fixed at 14.25% per annum and is payable semi-annually. The Company, at its option, may pay up to 2.25% per annum of interest by capitalizing it to additional principal outstanding on the Mezzanine Note. Mezzanine Notes are redeemable, in whole or in part, at the option of the Company for a prepayment premium of 3%, 2%, and 1% in years 2, 3, and 4, respectively, with no prepayment due for redemptions after January 1, 2012. The Mezzanine Note requires the Company to maintain compliance with selected financial and nonfinancial covenants.

(c)                       Lines of Credit

On February 1, 2012, the Company converted its $25,000,000 committed Line of Credit into a $15,000,000 US Dollar facility and a $10,000,000 US Dollar equivalent multi-currency facility in which the Company can borrow in Pounds Sterling, Euros or US Dollars. Both committed Lines of Credit expire in December 2014. Interest on the Line of Credit is calculated at the option of a base rate (higher of prime or overnight federal funds rate) or the Euro dollar rate plus a margin rate of 2.75% or 3.75%, respectively, per annum. The Lines of Credit also provides for a commitment fee, payable quarterly in arrears, equal to 0.5% of the daily undrawn amounts under the Line of Credit. During 2012, the maximum borrowing under the Domestic Line of Credit was $20,400,000 and the maximum borrowing on the Multicurrency Line of Credit was $9,527,000.

The Company had maintained a line of credit in the United Kingdom which renews annually. On February 1, 2012 the Company repaid the line of credit in full and terminated the arrangement. There was $2,774,000 outstanding at December 31, 2011, which was fully collateralized by current assets.

The Term Loan and Lines of Credit are, collectively, the Senior Credit Facilities, and are secured by a first priority perfected security interest in all equity securities of Haas Holdings, Inc., subject to certain limitations, and a first priority perfected security interest in all of the Company’s other tangible and intangible assets. The Mezzanine Note is guaranteed by Haas Holdings, Inc. on an unsecured senior subordinated basis.

The aggregate maturities of debt for each of the five years subsequent to December 31, 2012 are as follows:

2013	$1,612,000
2014	88,278,000
2015	30,337,000
Total debt obligations	$120,227,000

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

The Company incurred costs of approximately $2,790,000 in connection with the establishment of the original Term Loan, Mezzanine Note, and Line of Credit, which have been included in other assets on the accompanying consolidated balance sheets and are being amortized on a straight-line basis over the term of the related agreements. The Company incurred a further $834,000 in costs in connection with the New Term Loan and the Multicurrency Line of Credit which have been included in other assets on the accompanying consolidated balance sheets and are being amortized on a straight-line basis over the term of the related agreement. Under the current debt agreements, annual amortization expense is expected to approximate $678,000 per annum through December 31, 2014. At December 31, 2012, the Company was in compliance with the various covenants contained in its debt agreements.

(d)                      New Term Loan

On April 16, 2013, the Company refinanced all of existing debt. The Company entered into a New Term Loan agreement for a total principle of $180,000,000, which Matures on April 16, 2019. This New Term Loan was used to repay, in full, the outstanding amount on the exiting Term Loans, the committed Domestic Line of Credit, the committed Multicurrency Line of Credit and the Mezzanine Note. The remainders of the funds were used to redeem the Series C Preferred Shares and to pay dividends on the Series A, B and D Preferred Shares, see note (7). Principal payments on the New Term Loan in the amount of $450,000 are due quarterly through March 31, 2019 with remaining principal of $169,200,000 due at maturity on April 16, 2019. Interest on the New Term Loan is calculated at the Company’s option of a base rate (higher of prime or overnight federal funds rate) or the Euro rate, subject to a LIBOR floor of 1.25%, plus a margin rate of 3.5% or 4.5%, respectively, per annum. The New Term Loan requires the Company to maintain compliance with selected financial and nonfinancial covenants.

(e)                       New Committed Lines of Credit

On April 16, 2013, the Company entered in to two new Committed Lines of Credit totaling $30,000,000, including a $20,000,000 US Dollar facility and a $10,000,000 US Dollar equivalent multicurrency facility in which the Company can borrow in Pounds Sterling, Euros or US Dollars. The New Committed Lines of Credit expire on April 16, 2018.

(6)                     Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As of December 31, 2012 and 2011, the fair value of the Company’s financial assets and financial liabilities approximated their carrying values.

The fair value of the Company’s financial instruments represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•                               Cash and cash equivalents, trade accounts receivable, and trade accounts payable: The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.

•                               Long-term debt: The fair value of the Company’s long-term debt is determined by discounting the future cash flows of each instrument at rates that reflect, among other things, market interest rates and the Company’s credit standing. In determining an appropriate spread to reflect its credit standing, the Company considers interest rates currently offered by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company. The Company’s long-term debt is measured using Level 2 inputs.

(7)                     Shareholders’ Investment

Series C Preferred Shares and Common Stock Purchase Warrants

During October 2009, the Company completed the issuance of 15,000 Series C 15% cumulative preferred shares with par value of $0.001 per share and 957 common stock purchase warrants (Warrants) exercisable into one share of the Company’s common stock within 10 years of issuance at $0.001 per share for aggregate cash proceeds of approximately $14,600,000. The Warrants also contain a fixed net-stock exercise feature based on the $0.001 per share exercise price and are detached from the Series C preferred. Both the Series C Preferred and the Warrants are subject to the terms of the Management Subscription and Shareholder Agreement. Proceeds of the issuance were allocated between the Series C Preferred and Warrants on a relative fair value basis. The relative fair value of the Warrants at the time of the issuance was approximately $1,257,000 which was based on option pricing model utilizing various assumptions including expected life of 7 years and a volatility of 40%.

	Number of	Exercise price
	warrants	per share
Outstanding January 1, 2012	954	$
Issued	—
Repurchased	—
Outstanding at December 31, 2012	954	$0.001

On April 16, 2013 a Board of Directors Resolution redeemed all outstanding Series C Preferred Shares for a redemption price of $1,000 per share and paid all accrued dividends. At the time of redemption there were 14,945 shares outstanding which had accrued dividends of $9,891,000. The associated Common Stock Purchase Warrants remain outstanding.

Series D Preferred Shares Issuance

On October 25, 2012 the Company completed the issuance of 3,200 Series D 10% cumulative preferred shares with a par value of $0.001. Dividends accrue and compound semiannually in arrears, whether or not declared or paid. The shares are mandatorily redeemable only upon change in control of the Company. The

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

shares may be redeemed at the option of the Company in whole or in part at any time without penalty. In the event of a liquidation, dissolution, or winding up, holders of the Preferred Shares shall be entitled to be paid, in cash, out of the assets of the Company available for distribution to its stockholders, an amount equal to the aggregate Redemption Price. There are no voting rights associated with the Series D Preferred Shares.

(a)                      Dividends

The Company’s Series A, B, C and D Preferred (collectively the Preferred Shares) are entitled to accrue and receive, when, as, and if declared by the boards of directors, cumulative annual dividends per share equal to 10%, 10%, 15% and 10%, respectively of the $1,000 Base Amount (the Base Amount) per share. Dividends shall accrue and compound semiannually in arrears, whether or not declared or paid, and regardless of whether there are profits, surplus, or other funds available for payment and shall be payable in full in cash when the Preferred Shares are redeemed. Holders of the Company’s common stock may receive dividends, from assets of the Company legally available for transfer, as determined by the Company’s board of directors. At December 31, 2012 and 2011, the total cumulative Preferred Share dividends in arrears were as follows:

	December 31
	2012	2011
Series A Preferred	$54,352,000	$41,361,000
Series B Preferred	14,422,000	10,923,000
Series C Preferred	8,850,000	5,666,000
Series D Preferred	57,000	—
Total	$77,681,000	$57,950,000

On April 16, 2013 the Company redeemed all of the outstanding C Preferred Shares and paid associated accrued Dividends of $9,891,000. On April 16, 2013 the Company declared a dividend on the remaining Preferred Shares. The amount of Dividend paid was as follows:

Dividend
paid
Series A Preferred	$24,895,000
Series B Preferred	6,604,000
Series C Preferred	9,891,000
Series D Preferred	65,000
$41,455,000

(b)                      Redemption

The Preferred Shares are mandatorily redeemable only upon a change in control of the Company. Preferred Shares may be redeemed, at the option of the Company, in whole or in part at any time without penalty at a redemption price per share equal to the Base Amount plus an amount in cash equal to all cumulative dividends in arrears (the Redemption Price). If less than all of the outstanding

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Preferred Shares are to be redeemed, such shares shall be redeemed in order of liquidation preference at a pro rata amount to all of the holders of the Preferred Shares on the basis of their respective Redemption Prices. The Company may not directly or indirectly redeem, purchase, or otherwise acquire any junior Company equity securities unless all of the then outstanding Preferred Shares have been or are contemporaneously redeemed at the Redemption Price, provided, however, the Company may repurchase Company equity securities held by employees in connection with death, disability, or termination of employment.

The aggregate Redemption Price for all outstanding Preferred Shares by class and in total at December 31, 2012 was as follows:

Aggregate
redemption
price
Series A Preferred	$141,764,000
Series B Preferred	37,641,000
Series C Preferred	23,795,000
Series D Preferred	3,257,000
$206,457,000

On April 16, 2013 the Company redeemed all outstanding Series C Preferred shares at a total redemption price of $24,836,000.

(c)                       Liquidation Preference

In the event of a liquidation, dissolution, or winding up, holders of the Preferred Shares shall be entitled to be paid, in cash, out of the assets of the Company available for distribution to its stockholders, an amount equal to the aggregate Redemption Price. Holders of common shares are junior to holders of Preferred Shares and shall be entitled to the distribution of any remaining assets available for distribution to stockholders.

(d)                      Voting Rights

Holders of the Company’s issued and outstanding Preferred Shares have no voting rights, except as required by law. Holders of the Company’s common shares are entitled to one vote per share.

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(e)                       Management Subscription and Shareholder Agreement

Management Investors whom at December 31, 2012 and 2011 hold the following positions are subject to a Management Subscription and Shareholders Agreement (MSSA), which stipulates certain restrictions to the rights of the Management Investors.

	December 31
	2012	2011
Series A Preferred	13,412	13,828
Series B Preferred	467	467
Series C Preferred	927	927
Series D Preferred	3,200	—
Common	4,270	3,574
Common stock purchase warrants	59	59

The MSSA provides that the Company may, at its option, repurchase at cost, the lesser of cost or the then-current fair market value, all Company equity securities held including Warrants by a Management Investor upon termination of employment dependent upon reason for termination and time period such equity securities were held. Repurchases of Company equity securities from Management Investors are payable in either cash or three-year junior notes or a combination thereof, at the option of the Company. The Company is required to notify the Management Investor of its repurchase intention within six months of termination or Company’s repurchase rights expire. The MSSA provides restrictions on transfer of equity securities to other than permitted transferees, as defined in the MSSA. The MSSA also provides for a “Drag-Along” provision whereby if at least a majority of the Company’s shareholders approve a bona fide proposal to transfer all of the Company’s outstanding equity securities to a third party, all shareholders are required to approve the transaction.

Provided the Management Investors hold at least 9% of the Company’s outstanding equity securities, the Management Investors are permitted to elect two of the Company’s board of directors, which shall consist of at least seven but no more than eleven members.

(f)                         Stock Option Plan

In 2007, the Company adopted a stock compensation plan (the Plan) pursuant to which the Company’s board of directors may grant, to officers and key employees, options to purchase $0.01 par value common stock of the Company. All stock options are granted with an exercise price equal to the common stock’s fair value at the date of grant. All awards have 10-year terms and are immediately vested and fully exercisable on the date of grant.

Under the plan, 1,114 common shares have been granted, 1,068 of which remain outstanding at December 31, 2012. Also, at December 31, 2012, there were 46 additional common shares available for the Company to grant under the Plan. The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The assumptions for 2012 grants are provided in the following table. The Company has based the expected term based

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

upon management’s expected life of the outstanding options. Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

2012
Valuation assumptions:
Expected dividend yield	—%
Expected volatility	58%
Expected term (years)	5
Risk-free interest rate	1.11%
Exercise price per share	$1,000

The Company can utilize either authorized, unissued or Treasury shares to satisfy share award exercises. Stock compensation expense for the year ended December 31, 2012 was not material to the consolidated financial statements.

(8)                     Income Taxes

The income tax expense consists of the following for the years ended December 31, 2012 and 2011:

	2012	2011
Current:
Federal	$2,971,000	$2,948,000
State and local	737,000	788,000
Foreign	1,499,000	1,450,000
	5,207,000	5,186,000
Deferred:
Federal	1,022,000	(5,039,000)
State and local	76,000	(722,000)
Foreign	418,000	(1,635,000)
	1,516,000	(7,396,000)
	$6,723,000	$(2,210,000)

The Company’s provision for income taxes varies from the amount determined by applying the U.S. federal statutory rate to pretax income due primarily to the changes in valuation allowances, permanent book tax differences, and income tax adjustments.

Deferred taxes primarily represent temporary differences related to depreciation of fixed assets; intangible asset amortization; various other allowances and accruals; and federal, state, and foreign net operating loss carryforwards.

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

As of December 31, 2012 and 2011, the Company had a valuation allowance of $2.9 million and $1.2 million, respectively, primarily related to foreign net operating loss carryforwards which are available to offset future taxable income that, in the judgment of management, are not more likely than not to be realized. The ultimate realization of deferred tax assets, including net operating loss carryforwards, is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. The Company’s net operating loss carryforwards will expire at various dates, primarily from 2016 through 2021.

The Company’s federal income tax returns for years 2009 through 2012, state income tax returns for years 2008 through 2012, United Kingdom income tax returns for years 2010 through 2012, and other foreign income tax returns for various periods remain open to examination by the respective taxing authorities. For selected legal entities, the Company has contractual indemnities from predecessor shareholders for periods predating the Company’s ownership. Unrecognized tax benefits as of December 31, 2012 and 2011 were not material.

(9)                     Benefit Plan

The Company maintains a 401(k) retirement plan that offer substantially all U.S. employees an opportunity to make pretax contributions pursuant to salary reduction agreements.

The plan contains provisions whereby the Employer may make matching contributions on behalf of the participants of the plan equal to a discretionary percentage of the participant’s elective salary deferral. Participants become fully vested in employer contributions made on their behalf after six years of credited service. Participants are immediately vested in their elective contributions. Amounts of participants’ forfeited nonvested accounts are applied to reduce the employer’s contributions.

Benefit plan expense for the years ended December 31, 2012 and 2011 were approximately $172,000 and $186,000, respectively.

(10)              Leases

The Company has several Noncancelable operating leases, primarily for office and warehouse space. Rental expense for operating leases for 2012 and 2011 was $4,794,000 and $4,937,000, respectively. Future minimum lease payments under noncancelable operating leases as of December 31, 2012 are as follows:

2013	$3,978,000
2014	3,597,000
2015	3,377,000
2016	2,982,000
2017	2,816,000
2018 and thereafter	6,491,000
Total noncancelable operating leases	$23,241,000

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(11)             Business and Credit Concentrations

As of December 31, 2012, the Company had receivables from five significant customers totaling $20,836,000 and generated revenues from these customers during the year ended December 31, 2012 of approximately $286,435,000. These customers include U.S. government agency subcontractors and major manufacturers in the automotive and defense industries.

As of December 31, 2011, the Company had receivables from five significant customers totaling $27,725,000 and generated revenues from these customers during the year ended December 31, 2011 of approximately $273,901,000. These customers include U.S. government agency subcontractors and major manufacturers in the automotive and defense industries.

(12)              Transactions with Related Parties

As of December 31, 2012 and 2011, Resolute holds the following positions:

	December 31
	2012	2011
Series A Preferred	74,000	74,000
Series B Preferred	22,752	22,752
Series C Preferred	14,017	14,017
Common	24,188	24,188
Common stock purchase warrants	894	894

Pursuant to a Management Services Agreement, The Jordan Company (sponsor of Resolute) provides the Company with management and consulting services and financial and other advisory services and is paid an annual management fee equal to the greater of $500,000 or 2.5% of annual EBITDA (as defined in the credit agreement of the Senior Credit Facilities) in connection with the provision of such services. The Management Services Agreement shall remain in effect until the date on which Resolute, or any other Jordan affiliate, no longer holds directly or indirectly any securities in the Company or its successors.

On April 16, 2013, the Company redeemed all outstanding Series C Preferred Shares for a redemption price of $1,000 per share and paid dividends on Series A, B, C and D Preferred Shares. At the time of redemption, Series C Preferred Shares held by Resolute had accrued dividends of $9,277,000. Resolute also received dividend payments on their Series A and Series B Preferred Shares of $21,164,000 and $6,472,000, respectively. Aggregate proceeds received by Resolute as a result of the April 16, 2013 Series C redemption and Preferred Share dividends were $50,930,000. The associated common stock purchase warrants remain outstanding.

(13)              Commitments and Contingencies

In the ordinary course of business, the Company is involved in various claims and legal actions. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(Continued)

HAAS GROUP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(14)              Subsequent Events

Other than those disclosed above, the Company has evaluated the impact of subsequent events from December 31, 2012 through April 30, 2013, the date the consolidated financial statements were available for distribution, and has nothing additional to disclose.